EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into effective January 1, 2001 (herein referred to as the "effective date"), by and between Rentrak Corporation, an Oregon corporation (hereinafter referred to as the "Company"), and Mark L. Thoenes (hereinafter referred to as the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company currently retains and engages the professional services of Executive in the capacity of Vice President and Chief Financial Officer and Executive is one of the key executives of the Company. The Company desires Executive to be so continuously employed as Vice President and Chief Financial Officer;

      WHEREAS, the Company and Executive desire to enter into this Agreement memorializing the terms and conditions of the employment relationship;

      WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous employment of Executive;

      WHEREAS, the Board of Directors of the Company (hereinafter referred to as the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change of Control (as defined below) may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure of distraction of management personnel to the detriment of the Company and its shareholders; and

      WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control.

      NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements herein contained, the recitals set forth hereinabove which by this reference are incorporated herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

      Section 1. EMPLOYMENT

      1.01 Position and Title. The Company shall employ and engage the services of Executive, in the position of Vice President and Chief Financial Officer, pursuant to the terms and conditions set forth in this Agreement.

      1.02 Duties and Place of Employment.

           (a) Executive shall be responsible for, and perform duties customarily performed by executives employed in the position of Vice President and Chief Financial Officer or other duties as may be directed by the Company, from time to time. A position description is attached to this Agreement as Exhibit A.

Executive shall (i) devote his full business time which shall include the time he reasonably and in good faith deems necessary to the business and affairs of the Company; (ii) use his best efforts to promote the interests of the Company;
(iii) perform  faithfully and efficiently his  responsibilities  and duties; and
(iv) refrain from any professional business endeavor outside of his employment which interferes with his ability to perform his obligations hereunder. Executive shall perform the majority of his duties in Portland, Oregon, provided, however, the both parties understand that the position may require some travel to other locations as may be directed by the Company from time to time. Subject tot he terms of this Agreement, Executive shall comply promptly and faithfully with all of the Company's policies, instructions, directions, requests, rules and regulations.

           (b) After a Change of Control (defined below) during the Term of this Agreement, Executive shall continue to serve the Company in the substantially similar capacity and have the substantially similar authority, responsibilities and status as he had as of the date immediately prior to the Change of Control. After a Change of Control, Executive's services shall be performed at the location where Executive was employed as of the date immediately prior to the Change of Control, or at such other location as may be mutually agreed between the Company and Executive.

           (c) For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following three paragraphs:

                (i) Any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company, representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                (ii) A majority of the directors elected at any annual or special meeting of stockholders are not individuals nominated by the Company's then incumbent Board; or

                (iii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

      Section 2. TERM AND TERMINATION

      2.01 Stated Term. Employment shall commence on the effective date of this Agreement and shall continue for a term of five (5) years (i.e. until December 31, 2005), unless terminated sooner pursuant to this Section 2 ("Term"). The Company and Executive agree to review the terms and conditions of this Agreement after six (6) months of the term of this Agreement has expired, no later than July 15, 2001, to determine that the terms and conditions of this Agreement are still consistent with the then business circumstances of the Company, as contemplated by the Company and Executive in executing this Agreement, as of the effective date. Any modifications to this Agreement may be made at that time by mutual written consent of the Company and the Executive in the form of an amendment to this Agreement. Upon the completion of the review of this Agreement by the Company and the Executive, the Company may increase the Executive's Base Salary, effective July 1, 2001 as set forth in Section 3.01.

      2.02 Termination by the Company or Executive At Will. Notwithstanding anything herein to the contrary, Executive's employment may be terminated at any time with or without reason by the Company or Executive upon thirty (30) days written notice to the other party. At the Company's election, Executive may be relieved of his duties and responsibilities immediately and provided payment of salary and benefits in lieu of (30) day's notice. Such pay in lieu of notice shall be in addition to severance owed to Executive pursuant to Sections 4.03 and 4.04. Nothing in this provision shall operate to divest Executive of any vested benefits that he is otherwise entitled to receive under this Agreement, if any.

      2.03 Termination by the Company for Cause. Executive's employment may be terminated by the Company at any time without notice for "Cause." Termination for "Cause" is defined as termination for: (i) the final conviction of Executive for a felony involving willful conduct materially injurious, harmful or detrimental to the Company; or (ii) the final adjudication of Executive in a civil proceeding for acts of omissions to act involving willful conduct materially injurious, harmful or detrimental to the Company. For purposes of this subsection, "final conviction" and "final adjudication" shall be and mean a conviction or an adjudication, as the case may be, that is no longer appealable due to the passage of time or otherwise, and with respect to which a final judgement has been entered on the judgement roles of the court in which the action was commenced. Further, for the purposes of this subsection, no act or omission to act on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's act or omission was in the best interest of the Company.

      2.04 Termination for Death or Disability. Executive's employment shall be terminable immediately upon Executive's death or disability. "Disability" is defined for purposes of this subsection as a condition that renders Executive unable to perform the essential functions of his employment hereunder with or without reasonable accommodation.

The parties agree that due to the importance of Executive's position with the Company, either an indefinite leave or a leave of absence for a period in excess of ninety (90) days (calculated on the same annual basis used by the Company to calculate FMLA leave entitlement) would cause an undue hardship to the Company and would not constitute a reasonable accommodation. Nothing in this Section
2.04 is intended to violate any federal or state law regarding parental or family leave, if applicable.

      2.05 Termination by Executive for Good Reason. Executive's employment may be terminated by Executive at any time for "Good Reason" as that term is defined below. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act of failure to act constituting Good Reason hereunder. "Good Reason" shall mean:

           (a) a material breach by the Company of the specific terms of this Agreement; provided that Executive shall have no right to terminate this Agreement pursuant to this cause unless the Company has had at least thirty (30) days to cure such failure, or

           (b) the occurrence (without Executive's express written consent), within two (2) years after any Change of Control of any one of the following acts by the Company, or failures by the Company to act:

                (i) the assignment to Executive of any duties inconsistent with Executive's status as Vice President and Chief Financial Officer of the Company or a substantial adverse alteration in the nature or conditions or responsibilities from those in effect immediately prior to the Change of Control other than any such alteration primarily attributable to the fact that the Company may no longer be a public company;

                (ii) a reduction by the Company in Executive's annual Base Salary, benefits and stock options on the date hereof or as the same may be increased from time to time;

                (iii) the relocation of the Company's Portland, Oregon offices to a location more than fifteen (15) miles from the location of such offices immediately prior to the Change of Control of the Company's requiring Executive to be based anywhere other than the Company's offices in Portland, Oregon, except for required travel on the Company's business to an extent substantially consistent with Executive's business travel obligations immediately prior to the Change of Control;

                (iv) the failure by the Company, without Executive's consent, to pay to Executive any portion of Executive's annual Base Salary, benefits, stock options or bonuses;

                (v) the failure by the Company, without Executive's consent, to continue in effect any salary, benefits, stock options or bonus programs in which Executive participates immediately prior to the Change of Control which is material to Executive's total compensation unless a substantially similar arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the terms and conditions of such benefits, including, without limitation, the level of Executive's participation relative to other participants, as such relative level existed at the time of the Change of Control.

                (vi) the failure by the Company, without Executive's consent, to continue to provide Executive with benefits substantially similar to those available to Executive or other executives under any of the Company's benefit plans including, but not limited to, pension, life insurance, medical, or health and accident or disability plans which are currently available to the Executive or other executives immediately prior to the Change of Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by Executive immediately prior to the Change of Control, or the failure by the Company to provide Executive with the number of paid vacation days to which Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation polity in effect for executives of the Company immediately prior to the Change of Control; or

                (vii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 11.04.

           (c) Notice and Opportunity to Cure. For all  terminations  under this
Section 2.05, Executive must present in writing to the Company a Notice of Good Reason Termination describing the act or acts potentially giving rise to the Executive's termination for "Good Reason" and providing the Company a period of thirty (30) days from the date of receipt of said Notice in which to cure said act or acts as described in Executive's Notice of Good Reason Termination (the "Cure Period"). Executive's "Good Reason" termination shall not be deemed effective unless the thirty (30) day Cure Period has elapsed and the Company has not substantially cured the alleged act or a acts giving rise to the potential "Good Cause" termination. It is further agreed by the parties that Executive must present his Notice of Good Reason Termination to the Company within six (6) months from the date of the alleged act or acts giving rise to the "Good Reason" termination or else Executive will be deemed to have waived his right to terminate this Agreement based on such alleged "Good Reason."

      Section 3.  SALARY AND BENEFITS

      3.01 Base Salary. Commencing on the complete execution of this Agreement, Executive shall be paid a minimum annual base salary in the amount of One Hundred Sixty Eight Thousand Dollars ($168,000) per year ("Base Salary"), payable in regular semi-monthly installments in arrears in accordance with the Company's payroll procedures. Effective July 1, 2001 Executive's Base Salary may be increased by a minimum of five percent (5%) annually in accordance with a review of this Agreement by the Company and Executive pursuant to Section 2.01. Subsequently, Executive's Base Salary shall be automatically increased by a minimum five percent (5%) annually effective each January 1st, beginning January 1, 2002, for the Term of this Agreement. Executive's Base Salary may be increased annually greater than five percent (5%) at the discretion of the Company.

      3.02 Cash Bonus Program. Commencing on the complete execution of this Agreement, Executive shall be eligible to receive an annual cash bonus or other types of cash bonuses as is awarded to the Company's executives in accordance with the policies and procedures or other executive contractual arrangements currently in effect for such cash bonus programs as approved by the Board of the Company.

      3.03 Vacation, Holidays, Sick Leave and Leaves of Absence. Commencing on the complete execution of this Agreement, Executive shall be entitled to: (i) four (4) weeks of paid vacation during each year of his employment during the Term of this Agreement; (ii) the number of paid holidays provided for under the current policies and procedures of the Company from time to time; (iii) a minimum of six (6) days of paid sick leave during each year of his employment during the Term of this Agreement; and (iv) other leaves of absence on the same basis granted to other executives by the Company from time to time.

      3.04 401(k) Plan. Commencing on the complete execution of this Agreement, or as of the next earliest date of eligibility, Executive shall become eligible to participate in the Company's 401(k) Plan. Executive shall be entitled to make voluntary pre-tax employee contributions consistent with the policies and procedures of the Company's 401(k) Plan into Executive's account. The Company shall also make annual contributions to Executive's account consistent with contributions made by the Company to the accounts of other executives of the Company in the Company's 401(k) Plan.

      3.05 Stock Options. Commencing on the complete execution of this Agreement, the Company shall grant Executive an option to purchase Twenty Thousand (20,000) shares of the Company's stock at the market rate as set froth in the Company's Stock Option Plan on the effective date, commencing on the complete execution of this Agreement. Said options shall vest at a rate of twenty-five percent (25%) per year (i.e. five thousand (5,000) options shall vest at the end of each full year of the Executive's employment during the five-year Term of this Agreement) and shall remain exercisable for a period of
(10) years from the issue date. The option shall be subject to the terms and conditions contained in and granted pursuant to that certain Incentive Stock Option Agreement adopted by the Company (the "Incentive Stock Option Agreement"), a copy which is attached to this Agreement as Exhibit B.

      In addition to the aforementioned options, Executive shall be granted additional options for Seven Thousand Five Hundred (7,500) shares of the Company's stock per grant during each year that this Agreement remains in effect. All subsequent grants of options pursuant to this paragraph shall be at a price to be set by the Board of Directors of the Company and ahsll be the same price at which options are offered to most other employees of the Company during the year in which the options are granted. Said options shall vest at a rate of twenty-five percent (25%) per year (i.e. one thousand eight hundred seventy five (1,875) options shall vest at the end of each full year of the Executive's employment) and shall remain exercisable for a period of (10) years from the issue date. The option shall be subject to the terms and conditions contained in and granted pursuant to that certain Incentive Stock Option Agreement adopted by the Company (the "Incentive Stock Option Agreement"), a copy which is attached to this Agreement as Exhibit B.

      Should Executive's employment be terminated by the Company other than for Cause (pursuant to Section 2.03) prior to the Term of this Agreement, all options granted though the date of termination will fully vest immediately and all annual options granted for each year or employment through the end of the severance period shall fully vest immediately upon the date of termination as if the termination had not occurred. Should Executive be terminated for Cause, he shall be entitled only to those options, which vested through the date of termination.

      3.06 Health and Welfare and Other Benefits. Commencing on the complete execution of this Agreement Executive shall become entitled to medical, dental, life insurance, worker's compensation, social security, short and long term disability and state unemployment insurance benefits as provided under the Company's then current insurance programs, policies and procedures. The Company shall provide directors' and officers' liability insurance covering the Executive and will indemnify and hold harmless Executive (and provide cash advances for expenses) to the full extent provided in the Articles of Incorporation and Bylaws of the Company. If the directors' and officers' liability insurance coverage levels are reduced during the Term of this Agreement by the Company, then Executive may seek additional coverage, on terms no less favorable (in terms of coverage and amounts), for that reduction made by the Company, and the Company shall pay Executive annually to reimburse him for the cost of such additional coverage during each year of this Agreement after such reduction in coverage becomes effective. For five (5) years following a Change of Control, the Company shall use its best efforts to continue to provide directors' and officers' liability insurance covering Executive (with respect to events occurring prior to termination of his employment) on terms no less favorable (in terms of coverage and amounts) than those of such insurance in effect immediately prior to the Change of Control. Following a Change of Control, the Company will indemnify and hold harmless Executive (and provide cash advances for expenses) to the full extent provided in the Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the Change of Control.

      3.07 Professional Dues, Continuing Education, Tuition Reimbursement, Publications and Subscriptions. Commencing on the complete execution of this Agreement, Executive shall be entitled to reimbursement from or payment by the Company for professional dues, continuing education courses, class tuition, professional publications and subscriptions, and other such professional services and materials consistent with the needs of Executive to perform this Agreement, including  but not  limited  to  maintaining  the  Executive's  "active  status"
licensure as a Certified Public Accountant. All such expenditures for reimbursement or payment shall be presented in advance of their occurrence by Executive to the Company for approval in accordance with the policies and procedures of the Company now or hereinafter in effect.

      3.08 Business Expenses. Commencing on the complete execution of this Agreement, the Company will reimburse Executive for reasonable business expenses in performing Executive's duties pursuant to this Agreement and promoting the business of the Company, including without limitation, reasonable entertaining expenses, automobile expenses, and travel and lodging, when incurred, in accordance with the policies and procedures of the Company now or hereinafter in effect.

      3.09 Miscellaneous Benefits. Commencing on the complete execution of this Agreement, in addition to any other compensation or benefits to be received by Executive pursuant to the terms of this Agreement, Executive shall be entitled to participate in any benefits which the Company may from time to time provide to any or all of its executives.

      3.010 Working Environment/Cooperation. Commencing on the complete execution of this Agreement, Executive shall have reasonable control over his days and hours of work to provide services under the terms of this Agreement. The Company and Executive will agree to the timing and amount of time off, in conjunction with the nature and timing of services to be performed under this Agreement from time to time. The Company shall furnish Executive with adequate resources to perform this Agreement such as appropriate office space, supplies, equipment (including but not limited to, computer, printer, telephone, cellular telephone, etc.), appropriate staffing in departments of which the Company Executive has direct responsibilities, and clerical and other administrative support. The Company shall provide Executive clear direction, access to other resources (both internal and external to the Company) and other support as identified and required by Executive.

      Section 4. PAYMENTS UPON TERMINATION OF EMPLOYMENT

      4.01 Termination by the Company for Cause. In the event of termination of Executive's employment by the Company pursuant to Section 2.03, the Company shall pay to Executive: (i) the Base Salary accrued pursuant to Section 3.01 through and including the date of termination and (ii) any Paid Time Off (PTO) earned but unused by Executive pursuant to Section 3.03, payable in accordance with applicable state and federal law, but in no event later than ten (10) days from the date of termination. No other compensation shall be due or payable under this Agreement. Nothing in this provision shall operate to divest Executive of any vested benefits that he is otherwise entitled to receive under this Agreement, if any.

      4.02 Termination for Death or Disability.

           (a) Termination for Death. In the event of termination of Executive's employment pursuant to Section 2.04 due to his death, the Company shall pay to Executive's estate or legal representative, as the case may be, in a lump sum:
(i) the Base Salary accrued pursuant to Section 3.01 through and including the date of termination (ii) a lump sum severance of six (6) months Base Salary at the rate in effect on the date of Executive's death and (iii) any Paid Time Off
(PTO) earned but unused by Executive pursuant to Section 3.03, payable in accordance with applicable state and federal law, but in no event later than ten
(10) days from the date of termination. All stock options issued and to be issued pursuant to Section 3.05 of this Agreement shall immediately vest. No other compensation shall be due or payable under this Agreement in the event of a termination due to the Executive's death.

           (b) Termination for Disability. In the event of termination of Executive's employment pursuant to Section 2.04 due to his disability, the Company shall pay to Executive or his legal representative, as the case may be, in a lump sum: (i) the Base Salary accrued pursuant to Section 3.01 through and including the date of termination (ii) a lump sum severance of six (6) months Base Salary at the rate in effect on the date of the Executive's termination and
(iii) any Paid Time Off (PTO) earned but unused by Executive pursuant to Section 3.03, payable in accordance with applicable state and federal law, but in no event later than ten (10) days from the date of termination. During the period of Executive's disability, but prior to Executive's termination of employment, Executive shall be entitled to receive his compensation as set forth in this Agreement. All stock options issued and to be issued pursuant to Section 3.05 of this Agreement shall immediately vest. No other compensation shall be due or payable under this Agreement in the event of termination due to the Executive's disability.

      4.03 Termination by the Company Without Cause After a Change of Control or by Executive for Good Reason. In the event of the termination of Executive's employment by the Company pursuant to Section 2.02 within two (2) years after a change of Control or by Executive pursuant to Section 2.05, within ten (10) days of termination, the Company shall pay to Executive: (i) the Base Salary accrued pursuant to Section 3.01 as of the date of termination plus (ii) a lump sum severance payment in an amount equal to the lesser of (a) all Base Salary which the Company is obligated to pay to Executive pursuant to Section 3.01 through the Term or (b) one (1) year of Base Salary which the Company is obligated to pay to Executive pursuant to Section 3.01 during the then current fiscal year and (iii) any Paid Time Off (PTO) earned but unused by Executive pursuant to
Section 3.03. All stock options issued and to be issued pursuant to Section 3.05 of this Agreement shall immediately vest. Nothing in this provision shall operate to divest Executive of any vested benefits that he is otherwise entitled to receive under this Agreement, if any.

      4.04 Other Termination by the Company. In the event of termination of Executive's employment by the Company pursuant to Section 2.02 within twenty one
(21)  months  of
the effective  date of this Agreement  prior to a Change of Control,  within ten
(10) days of termination, the Company shall pay Executive: (i) the Base Salary accrued pursuant to Section 3.01 as of the date of termination plus (ii) a lump sum severance payment in an amount equal to one (1) year of Base Salary at the rate at which the Company is obligated to pay Executive pursuant to Section 3.01 during the then current fiscal year and (iii) any Paid Time Off (PTO) earned but unused by Executive pursuant to Section 3.03. All stock options issued and to be issued pursuant to Section 3.05 of this Agreement shall immediately vest. Nothing in this provision shall operate to divest Executive of any vested benefits that he is otherwise entitled to receive under this Agreement, if any.

      In the event of termination of Executive's employment by the Company pursuant to Section 2.02 after twenty one (21) months of the effective date of this agreement prior to a Change of Control or more than two (2) years after a Change of Control, within ten (10) days of termination, the Company shall pay
Executive: (i) the Base Salary accrued pursuant to Section 3.01 as of the date of termination plus (ii) a lump sum severance payment in an amount equal to one
(1) year of Base Salary at the rate at which the Company is obligated to pay Executive pursuant to Section 3.01 during the then current fiscal year and (iii) any Paid Time Off (PTO) earned but unused by Executive pursuant to Section 3.03. All stock options issued and to be issued pursuant to Section 3.05 of this Agreement shall immediately vest. Nothing in this provision shall operate to divest Executive of any vested benefits that he is otherwise entitled to receive under this Agreement, if any.

      4.05 Other Termination by the Executive. In the event of the termination of Executive's employment by Executive pursuant to Section 2.02, within ten (10) days of termination, the Company shall pay Executive: (i) the Base Salary accrued pursuant to Section 3.01 as of the date of termination and (ii) any Paid Time Off (PTO) earned but unused by Executive pursuant to Section 3.03. No other compensation shall be due or payable under this Agreement in the event of such a termination. Noting in this provision shall operate to divest Executive of any vested benefits that he is otherwise entitled to receive under this Agreement, if any.

      4.06 Insurance Benefits. Employee is entitled to elect to continue the medical and dental insurance as described in Section 3.06 for a period of eighteen (18) months following termination of employment. If Executive elects to continue such coverage, the Company shall reimburse Executive for the premiums paid by Executive for such insurance as such premiums are paid until such time as the continued insurance terminates or Executive obtains replacement full-time employment and is covered by such new employer's group medical, dental, disability and life insurance plan with benefits substantially similar to those provided by the Company's insurance plan and without any pre-existing conditions, exclusions, limitations or restrictions, whichever occurs first. Such reimbursement shall be reduced for an amount equivalent to the amounts charged Executive for health and welfare coverage immediately prior to the termination of employment.

      4.07 Other Compensation. Except as set forth in this Section 4, no other compensation shall be due or payable to Executive upon termination of his employment.

      4.08 Stock Options. Except as provided in Section 4.02, in the event of a termination of Executive's employment, all stock options held by Executive shall be treated in the manner described in the stock option agreements entered into between the Company and Executive. Such agreements shall provide that all of Employee's previously issued stock options in the Company shall fully vest in the event of the termination of Executive's employment pursuant to Section 2.02 or within two (2) years after a Change of Control, pursuant to Section 2.04 or by Executive pursuant to Section 2.05.

      4.09 Right to Decline Payments. Executive, in his sole and absolute discretion, shall have the right to decline all or a portion of any payments under this Agreement.

      Section 5. PERSONAL NATURE

      This Agreement is personal, and is being entered into based upon the singular skill, qualifications and experience of Executive. Executive shall not assign this Agreement or any rights hereunder without the express written consent of the Company which may be withheld with or without reason. Executive hereby grants to the Company the right to use Executive's name, likeness and/or biography in connection with the services performed by Executive hereunder and in connection with the services performed by Executive hereunder and in connection with the advertising, promotion or implementation of any Company-related project with respect to which Executive performs services hereunder.

      Section 6. NOTICES

      Any and all notices or other communications required or permitted by this Agreement or by law shall be deemed duly served and given when personally delivered to the party to whom such notice or communication is directed or, in lieu of such personal service, when deposited in the United States mail, certified, return receipt requested, first class postage prepaid, addressed as follows:

COMPANY:          Rentrak Corporation
                  Attn:  Rita Coe
                  7700 N.E. Ambassador Place
                  Portland, Oregon  97220

EXECUTIVE:        Mark L. Thoenes
                  21153 S.W. Arapaho Court
                  Tualatin, Oregon  97213

Each party may change its address for purposes of this Section by giving written notice of such change in the manner provided for herein.

      Section 7. WARRANTIES

      7.01 Executive warrants that he is under no agreement, written or oral, that would bar Executive from working for the Company or prevent or limit Executive from carrying out his duties for the Company. Such warranty includes non-competition, confidentiality and non-disclosure agreements.

      7.02 No Confidential Information. Executive understands that Company is not employing Executive in order to obtain any information that is the property of any previous employers or any other person or entity for whom Executive has performed services. The Company specifically instructs Executive not to use or disclose any information that would constitute the property or a trade secret of another person or entity. Executive agrees that she will not disclose or provide any information to the Company which the Company shall not be free to use without restriction or which, if used by the Company, would cause the Company to infringe or violate the rights of any person, including without limitation, Executive.

      Section 8. WAIVER AND RELEASE OF CLAIMS

      The Company and Executive agree that one of the purposes of this Agreement is to ensure an amicable relationship between the parties. Therefore, Executive agrees that as a precondition to his entitlement to any severance payment under
Section 4.03, he shall sign and deliver a Waiver and Release of Claims Agreement, in a form to be submitted by the Company at the date of termination, only to the extent that the Company signs and delivers a Waiver and Release of Claims Agreement to the Executive, in a form to be submitted by the Company and agreeable to Executive, at the date of termination, prior to the delivery of the Waiver and Release of Claims Agreement delivered by the Company to Executive for signature and delivery to the Company. Among other things, such Waiver and Release of Claims Agreement, signed and delivered by Executive to the Company, shall fully and finally waive and release any and all claims, demands, and causes of action that Executive might have against the Company, the Company's subsidiaries, affiliates, related entities, the Company's successors and predecessors, past and then current directors, officers, employees, agents and representatives as of the date the waiver and release of claims is signed. In addition, it shall provide that Executive shall not disparage such persons and entities in any manner, directly or indirectly, at any time (except as required by lawful subpoena or court order). Correspondingly, among other things, such Waiver and Release of Claims Agreement signed and delivered by the Company to Executive shall fully and finally waive and release any and all claims, demands, and causes of action that the Company might have against the Executive. In addition, it shall provide that the Company shall not disparage Executive in any manner, directly or indirectly, at any time (except as required by lawful subpoena or court order).

      Section 9. RESTRICTIVE COVENANTS

      9.01 Non-Competition. During the term of Executive's employment under this Agreement, or earlier termination thereof pursuant to Section 2., and for six
(6) months thereafter, without the Company's written consent, Executive shall not own or have any interest directly in, or act as an officer, director, agent, employee, or consultant of, or assist in any way or in any capacity, any person, firm, association, partnership, corporation, or entity which is engaged in the business of the following:

           (a) The wholesale distribution of home video cassettes, digital video disks or related media; or

           (b) Any business competitive with the businesses then engaged in by the Company, within fifty (50) miles of any geographic area where the Company has engaged or planned to engage in any business activities (a "Competitive Entity").

           The  restrictions  of  this  Section   prohibiting   ownership  in  a
Competitive Entity shall not apply to Executive's ownership of less than ten percent (10%) of the publicly traded securities of any Competitive Entity.

           Due to the fact that the Company conducts business in a number of jurisdictions with a wide geographic scope, the parties agree that his covenant not to compete shall apply anywhere in the United States or in any other geographical area in which the Company conducts its business, plans to conduct its business, or sells or distributes its products or services. Making a sale or delivering product in a geographic area constitutes doing business for the purposes of this Section.

      9.02 Delivery of Records. Upon termination of Executive's employment with the Company or at any other time upon the Company's request, Executive shall deliver to the Company all books, records, lists, brochures, documents, files, notes, records, plans and other property belonging to the Company or developed in connection with the business of the Company.

      9.03  Confidentiality.  As used in this Agreement,  the term "Confidential
Information" shall mean any information of the Company (including any parent, subsidiary, predecessor, successor, or otherwise affiliated corporation, partnership or other business enterprise, hereinafter collectively referred to as the "Company"), whether or not in written form, which has not been previously disclosed to the public by the Company and which (a) is either designated or treated by the Company as confidential or proprietary or as a trade secret, (b) the Company is obligated to keep confidential because it has been provided by third parties, or (c) the Executive knows or should know is confidential.

      Consistent with the definition set forth above, the term "Confidential Information" shall include, but is not limited to, the Company's: trade secrets; proprietary information; inventions, discoveries, or improvements; confidential or proprietary methods of conducting or obtaining business, including methods of marketing; non-public lists of actual or prospective clients, customers, suppliers, vendors or investors provided to Executive by the Company (collectively "Corporate Contacts"); corporate documents, plans or manuals; software and data; finances; legal affairs; labor or other reports; current or future business opportunities; current or future products or technology; formulae, processes, machines, or compositions; relationships with third party companies; business relationships with Corporate Contacts, including, but not limited to, the volume of business transacted, prices, terms and nature of the business relationship; and other information marked, designated and/or treated by the Company as confidential.

      9.04 Nondisclosure of Confidential Information. Executive shall hold all Confidential Information in a fiduciary capacity and shall exercise the highest degree of care in safeguarding Confidential Information against loss, theft, or other inadvertent disclosure, and shall take all steps reasonably necessary to
maintain  the  confidentiality   thereof.

Executive shall not, directly or indirectly, either during the term of his employment (except as required in the course of the performance of his duties), or at any time after his employment is terminated for any reason:

           (a) Disclose or furnish to any person, corporation or other entity, or use in his own or in any other person's business, any Confidential Information;

           (b)  Utilize  any  such   Confidential   Information  for  the  gain,
advantage, or profit of anyone other than the Company; or

           (c) Take advantage of any business opportunity which, because of Confidential Information obtained in Executive's employment capacity or as a result of his employment, Executive knows the Company may or is likely to consider.

If Executive is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information, Executive will immediately notify the Company in order that the Company may take such action as it deems necessary to protect its interests.

      9.05 Non-Solicitation/Non-Provision of Services. Unless Executive receives the prior express written consent of the Company, Executive shall not during the term of Executive's employment and for six (6) months after termination of his employment, solicit, accept, invite or provide (or attempt to do any of the above), either directly or by assisting others, any work, services, goods, employment or other business from any Corporate Contacts (as defined below) of the Company if your solicitation, acceptance or provision of work is likely to negatively impact the Business Contact's contractual relationship with the Company, or solicit, encourage or entice any Business Contacts to reduce, discontinue, terminate, cancel or revoke its business or contractual relationship with the Company. For purposes of this Section 9.05, Corporate Contacts shall mean Employer's actual or prospective clients, customers, suppliers, vendors or investors.

      9.06 Work for Hire. Executive agrees that all creative work, including without limitation designs, drawings, specifications, techniques, models, and processes, prepared or originated by Executive during or within the scope of employment, whether or not subject to protection under federal copyright or other law, constitutes work made for hire, all rights to which are owned by the Company; and, in any event, Executive hereby assigns to the Company all right, title and interest, whether by way of copyright, trade secret, or otherwise, in all such work, whether or not subject to protection by copyright or other law.

      9.07 Remedies. Executive acknowledges that a breach of this Section 9 will result in irreparable and continuing harm to the Company for which there will be no adequate remedy at law. Therefore, in the event of a breach of this Section 9, Executive agrees that the Company shall be entitled to temporary and/or permanent injunctive relief upon a showing that Executive has breached this agreement without proof of actual damage and without posting a bond, therefore, against the Executive and any of the Executive's partners, agents, employers or employees or any personas acting for or with the Executive, and/or an order of temporary specific performance enforcing this agreement, and any other temporary and/or permanent remedies provided to the Company by applicable law. Such temporary and/or permanent relief shall remain in effect until the matter in dispute is resolved.

      9.08 Survival. The provisions of this Section 9 shall survive the termination of the basic term of this Agreement and shall inure to the benefit of the Company, its successors and assigns.

      9.09 Scope. The parties intend the scope and effect of the covenants contained in this Agreement to be as broad as allowed by applicable law. To the extent that the language of the covenants may be greater than applicable law, the portion thereof shall be ineffective, but the other portions of the covenants shall remain in effect or shall be reformed to provide the fullest protection possible of the Company, the Company's Confidential Information, Corporate Contacts, and existing business relationships.

      Section 10. ARBITRATION OF CLAIMS

           (a) To the extent allowed by law, the Company and Executive mutually consent to the binding resolution by arbitration of all claims, arising out of or related to Executive's employment (or termination), that the Company may have against Executive or that Executive may have against the Company (including any parent, subsidiary, or otherwise affiliated corporation, partnership or other business enterprise and all of its or their officers, directors, assigns, predecessors, subsidiaries, affiliates, employers, employees' representatives and agents, herein collectively call "Associated Persons"), including but not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, sexual orientation, medical condition, handicap, disability or any other category protected by law as all these terms are defined under federal, state, and local law, but excluding an administrative charge of discrimination); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); claims for permanent injunctive and/or equitable relief; and/or claims for violation of any federal, state, or governmental law, statute, regulation, or ordinance, except for claims excluded in this section (Claims).

           The aggrieved party must give notice of any claim to the other party, which shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. The notice shall be sent to the other party by certified or registered mail, return receipt requested.

           Claims the Executive may have for workers' compensation or unemployment compensation benefits are not covered by this arbitration provision. Also not covered by this arbitration provision are claims by the Employer for damages, injunctive and any other relief for the following: unfair competition, the use and/or unauthorized disclosure of trade secrets or confidential information, or violation of Sections 9 and/or 10 of this Agreement, as to which the Company may seek and obtain temporary and permanent relief from a court of competent jurisdiction.

           (b) Discovery and Arbitration Procedures. The Company and Executive agree that any arbitration shall be in accordance with the then current applicable Arbitration Procedures of the American Arbitration Association ("AAA"). Any claim brought under this section shall be instituted and commenced exclusively in Portland, Oregon.

           The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Oregon or federal law of the United States of America, or both, as applicable to the Claim(s) asserted. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or information of this Agreement, including but not limited to any Claim that all or any of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

           Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce any arbitration award. Except as otherwise provided in this Agreement, the Company and Executive agree that neither shall initiate or prosecute any lawsuit or administrative action (other than the sole exception of an administrative charge of discrimination) in any way related to any Claim covered by this Agreement.

           (c) Arbitrator Fees and Costs

           The Company and Executive shall equally share the fees and cost of the Arbitrator unless the Arbitrator determines that a different division is necessary in order to enforce the provisions of this Section 10.

      Section 11. MISCELLANEOUS PROVISIONS

      11.01 Attorney's Fees; Disputes Concerning Termination.

           (a) Subject to Section 11.01 (b), in the event that it should become necessary for any party to bring an action, either at law or in equity, to enforce or interpret the terms of this Agreement, each party shal pay its own attorneys' fees, including those incurred in resolving the dispute prior to initiation of any litigation and at trial and on any appeal, provided, however, that in any action related to Section 7 and/or Section 9 of this Agreement, the non-prevailing party shall be responsible for paying the prevailing party's reasonable attorney's fees and costs.

           (b) If within fifteen (15) days after any notice of termination for Good Reason is given by Executive pursuant to Section 2.05, the Company notifies Executive that a dispute exists concerning the termination, the date of termination of this Agreement shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final determination; provided further that the date of termination shall be extended by a notice of dispute from the Company only if such notice is given in good faith and the Company pursues the resolution of such dispute with reasonable diligence. Following a Change of Control, the Company shall use its best efforts to provide all witnesses and evidence reasonably required by Executive to present Executive's case. If a purported termination by the Company within two years after a change of Control or by Executive for Good Reason occurs and such termination is disputed, the Company shall pay to Executive all reasonable expenses and legal fees incurred by Executive as a result of termination in seeking to obtain or enforce any right or benefit provided by this Agreement (whether or not Executive is successful in obtaining or enforcing such right or benefit).

           (c) If a purported termination by the Company within two years after a Change of Control or by Executive for Good Reason occurs and such termination is disputed, the Company shall do either of the following:

                (1) So long as Executive continues to provide services, the Company shall continue to pay Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary and estimated bonus) and continue Executive as a participant in all compensation, benefit and insurance plans in which Executive was a participant when the notice giving rise to the dispute was given, until the dispute is finally resolved; provided that the Executive's right to continue to provide such services is solely within the discretion of the Company, and nothing herein shall prohibit the Company from terminating such services.

                (2) If Executive is no longer providing services, the Company shall pay Executive fifty percent (50%) of the amount specified in Sections 4.03 and the Company will provide Executive with the other benefits provided in Section 4.06, if, but only if, Executive agrees in writing that if the dispute is resolved against Executive, Executive will promptly refund to the Company all payments specified in Section 4.03 that Executive receives under this paragraph (c) plus interest at the rate provided in Section 1274(d) of the Internal Revenue code of 1986, as amended (the "Code"), compounded quarterly. If the dispute is resolved in Executive's favor, promptly after resolution of the dispute the Company will pay Executive the sum which was withheld during the period of the dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.

           Amounts paid under this paragraph (c) shall offset against and reduce other amounts due under this Agreement. If the dispute is resolved by a determination or agreement that Executive did not have Good Reason, this Agreement, in accordance with its terms, will continue to apply to the circumstances of Executive's employment by the Company and any termination thereof.

           (d) The existence of a dispute concerning termination shall not alter Executive's obligation under Section 8 to sign a full waiver and release of claims as a pre-condition to severance payments under Section 4.03.

      11.02 Applicable Law and Venue. This Agreement is executed and intended to be performed largely in the State of Oregon and the laws of such State shall govern its interpretation and effect. If suit is instituted by any party hereto or by any other party for any cause or matter arising from or in connection with the respective rights or obligations of the parties hereunder, the sole jurisdiction and venue for such action shall be the Circuit Court of the State of Oregon in and for the County of Multnomah. The parties hereby waive any and all of their rights to challenge such venue.

      11.03 Integration. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes and replaces all prior agreements, negotiations, or understandings, whether oral or written, between the parties with respect thereto.

      11.04 Heirs and Assigns. Subject to any restriction on assignment contained herein, this Agreement shall be binding upon and shall inure to the benefit of the respective party's heirs, successors and assigns. Executive will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or subsequently all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement shall not be terminated by the Company's voluntary or involuntary dissolution or by any merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

      11.05 Severability. Any provision in this Agreement which is, by judicial authority, declared illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity, or enforceability or such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement.

      11.06 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and the counterparts shall together constitute one and the same agreement, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

      11.07 Captions. The headings and captions herein are inserted solely for the purpose of convenience of reference and are not intended to govern, limit, or aid in the construction of any term or provision hereof.

      11.08 Executions. Each of the parties hereto shall execute, acknowledge and deliver any instrument necessary to carry out the provisions of this Agreement.

      11.09 Construction. This Agreement has been prepared by legal counsel for the Company. Executive has been advised and by his execution hereof acknowledges, that he has the right to and should have this Agreement reviewed by his own separate legal counsel. This Agreement has been negotiated at arms' length with the benefit of or opportunity to seek legal counsel and, accordingly, shall not be construed against any of the parties.

      11.10  Modification.   No  waiver,  amendment  or  modification  of  this
Agreement or any portion thereof, including any future representations that are inconsistent with the terms set forth herein will be valid unless made in writing and duly executed by each party hereto.

      11.11 Acknowledgment. Executive acknowledges that he has read this Agreement, that he has had an opportunity to consult with an attorney regarding the terms and conditions hereof, that he fully understands the meaning and significance of such conditions, and that he accepts and signs this Agreement as his own free act and in full and complete understanding of its present and future legal effect.

      11.12 No Disparagement or Breach of Confidentiality and Noncompetition. In the event that Executive's employment terminates under this Agreement in any manner whatsoever, Executive agrees that, execept under conpulsion of legal process or at the Company's request, he will make no oral or written comments about the Company or its business for a period of one (1) year following termination of his employment. In the event that Executive breaches this provision of this Agreement, or violates Section 9 of this Agreement, then all severance obligations which the Company may then have under this Agreement shall immediately cease and Executive shall be owned nothing under this Agreement other than wages and benefits earned thorough the date of termination of his employment.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.



COMPANY:                                  EXECUTIVE:

Rentrak Corporation                       Mark L. Thoenes



By: /s/ F. Kim Cox                           By:  /s/ Mark L. Thoenes
    --------------------------------           ------------------------------
    F. Kim Cox, President

Date:   2/15/01                              Date:  2/15/01
       -----------------------------             ----------------------------